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                                                                 Exhibit 10.6

                              EMPLOYMENT AGREEMENT

         Employment Agreement dated October 23, 1998 and effective as of September 29, 1998 (the "Effective Date") by and between the HarvardNET, Inc., a Delaware Corporation with its principal offices at One Harbour Place, Portsmouth, New Hampshire (the "Company"), and Mark Washburn, 6 Whitetail Lane, Sudbury, Massachusetts (the "Employee").

                                    RECITALS

         The Employee desires to be employed by the Company and the Company desires to employ the Employee under the terms specified herein. The Employee and the Company mutually desire to enter into this Agreement effective as of the date hereof.


         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein provided, the parties hereto agree, effective as of the Effective Date, as follows:

         1.       EMPLOYMENT.

         1.1. The Company hereby employs the Employee as its Chief Operating Officer, and the Employee hereby accepts such employment with the Company, all in accordance with the terms and conditions hereof.

         1.2. The Company represents and warrants that it has obtained the agreement of M/C Partners and Fidelity, as defined in the Stockholders' Agreement, to designate the Employee to be elected to the Company's Board of Directors as their designee as provided in Section 2.1(a)(i)(D) of the Stockholders' Agreement.

         2.       DUTIES.

                  2.1. In his capacity as the Company's Chief Operating Officer, the Employee shall be responsible for managing the day-to-day operations of the Company and, in conjunction with the Company's Chief Executive Officer and the Board of Directors, developing strategic and financial plans for the Company. In addition, the Employee shall perform such other duties and will have such further responsibilities as are delegated to him by the Company's Board of Directors.

                  2.2. The Employee shall devote his entire business time, energies, best efforts, attention and ability to the business of the Company, shall faithfully and diligently perform the duties of his employment with the Company and shall take all actions reasonably in his power to promote, develop and extend the business of the Company.


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         3.       COMPENSATION.

                  3.1. SALARY. The Company agrees to pay the Employee as compensation for his services under this Agreement a salary (inclusive of amounts to be deferred or contributed by the Employee from such salary to the Company's 401(k) plan or deferred compensation plan in excess of the customary amounts contributed by the Company) at the annual rate of One Hundred and Sixty Thousand Dollars ($160,000), less all applicable payroll tax and similar deductions, payable in arrears in bi-weekly installments (the "Salary"). The Company will review the Salary annually, with any Salary increase granted to Employee as a result of such review to be in the Company's sole discretion.

                  3.2. DISCRETIONARY QUARTERLY PERFORMANCE BONUS. The Employee shall be eligible to earn a quarterly performance bonus (the "Quarterly Bonus") in an amount of up to ten thousand dollars ($10,000.00). The amount, if any, of such Quarterly Bonus shall be determined by the Company in its sole discretion and, if determined to be paid, within fifteen days of the close of each quarter.

         4.       FRINGE BENEFITS.

                  4.1. The Company agrees to provide the Employee and his dependents with such hospital, medical and major medical coverage and such other employee benefits as the Company may have in effect, from time to time, under its employee benefit plans for the benefit of its employees but only to the extent that the Employee and his dependents may be eligible to receive such benefits under the applicable provisions of the insurance policies or plans providing such benefits.

                  4.2. The Employee shall be entitled to paid holidays and sick time in accordance with the policies of the Company.

                  4.3 The Employee shall be granted, on January 1st of each year, commencing with January 1, 1999, four (4) weeks of paid vacation for his use during such year. Vacation unused at the end of any calendar year may not be carried forward into the following calendar year.

         5. EXPENSE REIMBURSEMENT. Upon submission of appropriate invoices, receipts or vouchers, the Company shall pay or reimburse the Employee for all reasonable and authorized expenses (including, but not limited to, expenses associated with business travel) incurred by the Employee in the performance of his duties hereunder in furtherance of the Company's business and in keeping with the policies of the Company.

         6. GRANT OF CLASS B STOCK. (a) In consideration of the Employee's acceptance of employment in accordance with the provisions of this Agreement, including, without limitation, the Employee's covenants set forth in Section 8 hereof, the Company is concurrently herewith issuing to the Employee 179,450 shares of the


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Company's Class B Stock (collectively, the "Shares"), which Shares shall be subject to the vesting provisions set forth below and to certain other associated rights and obligations as specified in the Stockholders' Agreement dated as of September 1, 1998 among the Company and its stockholders and option holder as of such date (as the same may be amended from time to time, the "Stockholders' Agreement"). The Shares shall be subject to vesting as follows:

                           (i) The Employee shall be vested in 35,889 Shares as
of the date hereof; PROVIDED, HOWEVER, that such Shares shall cease to be vested and shall be forfeited to the Company if the Employee voluntarily resigns his employment with the Company on or prior to September 29, 1999.

                           (ii) The Employee shall be vested in an additional
47,854 Shares (such number is to be equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving the Company's Capital Stock) as of September 29, 1999, provided that as of such date the Employee is employed by the Company in accordance with this Agreement.

                           (iii) The Employee shall be vested in an additional
47,854 Shares (such number is to be equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving the Company's Capital Stock) as of September 29, 2000, provided that as of such date the Employee is employed by the Company in accordance with this Agreement.

                           (iv) The Employee shall be vested in an additional
47,853 Shares (such number is to be equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving the Company's Capital Stock) as of September 29, 2001, provided that as of such date the Employee is employed by the Company in accordance with this Agreement.

                           (v) Notwithstanding clauses (i) through (iv) above,
in the event an "Exit Transaction" or a "Qualified Public Offering" (as such terms are defined in the Stockholders' Agreement) is consummated at a time when the Employee is employed by the Company, the Employee shall thereupon be deemed to have been fully vested into all of the Shares into which he shall not have theretofore vested in accordance with this Agreement.

                           (vi) Notwithstanding clauses (i) through (v) above,
in the event that the Company terminates the Employee's employment for any reason other than for "Cause" as that term is defined herein, the Employee shall thereupon be fully vested into all Shares into which he shall have been eligible to vest as of the September 29 next following the date the Company so terminates the Employee's employment. (For example, if the Company terminates the Employee's employment without Cause on October 15, 1999, then, in addition to the 83,743 Shares the Employee shall have theretofore vested in, he shall, upon such termination, vest into an additional 47,854 Shares, and he shall no longer be eligible to vest in the 47,853 Shares that he would have

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been eligible to vest in as of September 29, 2001 had he been employed by the
Company as of such date.)

                           (vii) Any Shares that fail to vest in accordance with
the foregoing provisions of this Section 6 shall thereupon immediately be deemed for all purposes to have been forfeited and to have been automatically transferred to and redeemed by the Company without the need for any payment to the Employee or other action by the Company or any other Person. The Employee shall, immediately upon request of the Company, deliver to the Company all stock certificates evidencing such repurchased shares, duly endorsed by the Employee to the Company.

                  (b) The Employee hereby becomes a party to and agrees to be bound by and subject to the terms of the Stockholders' Agreement as a "Holder" and as a "Restricted Holder" for all purposes thereof as fully as if the Employee were originally named as a party to the Stockholders' Agreement as a "Holder" and as a "Restricted Holder" thereunder. The Employee shall also be granted those rights and privileges as granted to Southworth in the Stockholders' Agreement at paragraphs 4.1(b), 6.1, 6.2 and 10.4 as if the Employee were originally named in those sections as a party to the Stockholders' Agreement. Without limitation of the foregoing, (i) the Employee acknowledges that the Shares constitute "Company Securities" for all purposes of the Stockholders' Agreement and (ii), notwithstanding anything in the Stockholders' Agreement to the contrary, the Employee agrees not to "Transfer" (as such term is defined in the Stockholders' Agreement) any Shares or other Company Securities that remain subject to vesting or risk of forfeiture in accordance with this Agreement. The Employee further agrees that any share certificates issued to him to evidence the Shares shall contain the legend contemplated by
Section 10.3 of the Stockholders' Agreement.

                  (c) The Employee hereby becomes a party to and agrees to be bound by and subject to the terms of the Registration Rights Agreement dated as of September 1, 1998 among the Company and its stockholders and option holder as of such date (as the same may be amended from time to time, the "Registration Rights Agreement") as a "Holder" for all purposes thereof as fully as if the Employee were originally named as a party to the Registration Rights Agreement as a "Holder" thereunder. Without limitation of the foregoing, the Employee agrees to be bound by the provisions of Section 4(c) ("Holdback Agreements") of the Registration Rights Agreement with respect to the Shares and any shares of the Company's Common Stock into which the Share may be converted.

                  (d) The parties agree that the Company's fair market value as of the date hereof is not more than $24,000,000 (based on, among other things, the valuation represented by the recently completed equity investment in the Company). Consistent with such valuation and the "Minimum Enterprise Value" set forth in the Company's Second Restated and Amended Certificate of Incorporation that must be surpassed before shares of Class B Stock participate in dividends and distributions that might be paid or made by the Company in the future, the parties agree that the value of the Shares on the date hereof does not

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exceed $1,800. Unless otherwise required by law, the parties agree to file their respective income tax returns consistent with the foregoing valuation. The Employee and the Company shall be solely responsible for their own respective income tax liabilities arising from or in connection with the issuance of the Shares in accordance herewith and neither shall have any liability to the other on account thereof.

                  (e) While any of the Shares remain subject to vesting or risk of forfeiture in accordance with this Agreement, the Company shall retain possession of the stock certificates evidencing the unvested Shares or Shares subject to a risk of forfeiture together with stock powers therefor executed by the Employee in blank. The Employee hereby irrevocably authorizes and directs the Company to complete such stock powers and otherwise retain and cancel such stock certificates evidencing such number of Shares that shall fail to vest or shall otherwise be forfeited in accordance with this Agreement upon such Shares so failing to vest or otherwise being forfeited.

         7. EMPLOYEE'S REPRESENTATIONS AND WARRANTIES. The Employee hereby represents and warrants to and covenants with the Company as follows:

                  (a) The Employee is acquiring the Shares hereunder for investment for the account of the Employee and not in connection with any public distribution within the meaning of any applicable federal or state securities law, and the Employee will not effect any sale, transfer or disposition of the Shares in violation of any such law.

                  (b) The Employee understands that he will be unable to sell or otherwise transfer the Shares unless they are registered under the Securities Act of 1933 (the "Act") or an exemption from such registration is then available, and that the Shares may have to be held by the Employee indefinitely.

                  (c) The Employee acknowledges that the certificate(s) issued to him to evidence the Shares will bear the following legends, in addition to any other legend otherwise required with respect to the foregoing restrictions, and agrees as set forth in such legend:

                  "The shares represented hereby have not been registered under the Securities Act of 1933, as amended, (the "Act") or state securities laws, and such securities may not be pledged, sold or in any other way transferred unless, at the time they are presented to the Issuer for transfer, (a) a registration statement is effective under the Act and applicable state securities laws with respect to such securities or (b) an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, has been delivered to the Issuer stating that no such registration is required under said federal and state securities laws, together with such undertakings and agreements with the Issuer by the proposed transferee as the Issuer or such counsel may reasonably require to ensure compliance with the Act and state securities law."

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                  (d) Neither the Employee's execution and delivery of this
Agreement, nor his working for the Company as contemplated hereby or performing his obligations hereunder, violates any provision of law, any order, judgment or decree of any court, arbitrator (or panel thereof) or government agency, or any agreement or instrument to which the Employee is a party or by which the Employee is bound.

         8.       NONCOMPETITION AND NONDISCLOSURE AGREEMENT.

                  (a) NONCOMPETITION. While the Employee is employed by or otherwise engaged to provide services to the Company, and for a period of one year after the date the Employee ceases for any reason to be employed by or engaged to provide services to the Company (such date being referred to as the "Termination Date"), subject to and conditioned upon the Company's obligations set forth in Section 8(b) hereof, the Employee agrees that he will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder (except as a holder of not more than one percent of the outstanding stock of any company listed on a national securities exchange, or actively traded in a national over-the-counter market), consultant, independent contractor, or joint venturer of any other Person, or in any other capacity, directly or indirectly, whether through a family member or otherwise, do any of the following:

                           (i) own, manage, operate, join, control, or
participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial or other assistance to a Competing Business within the Protected Territory;

                           (ii) employ, retain or engage (as an employee,
consultant or independent contractor) any person who, on the date hereof or at any time prior to the first anniversary of the Termination Date, is an employee of the Company or any of its Subsidiaries except for (x) persons who have not been employed by the Company or any of its Subsidiaries in any capacity during the 365 days immediately preceding the Termination Date and (y) persons who the Company terminates and who the Employee has not induced or attempted to induce to terminate their employment with the Company or any of its Subsidiaries in violation of this Agreement;

                           (iii) induce or attempt to induce any person who, on
the date hereof or at any time prior to the first anniversary of the Termination Date, is an employee of the Company or any of its Subsidiaries to terminate his or her employment with the Company or any of its Subsidiaries; or

                           (iv) induce or attempt to induce any person that is a
customer of the Company or any of its Subsidiaries, or that otherwise is a contracting party with the Company or any of its Subsidiaries, as of the date hereof or at any time prior to the first anniversary of the Termination Date to terminate any written or oral agreement with the Company or any of its Subsidiaries.

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                  (b) COMPENSATION DURING THE NONCOMPETITION PERIOD. The Company
agrees that if the Employee's employment with the Company terminates for any reason other than by the Company for "Cause" as that term is defined herein, the Employee shall be bound by the restrictions of Section 8(a) only for so long as the Company continues to pay to the Employee his salary at the rate in effect at the time of such termination and continues to provide to the Employee the hospital, medical and major medical coverage benefits contemplated by Section
4.1 during the one year period of restriction, but in no event for longer than one year. However, in the event the Employee obtains any subsequent employment during the one year period following his termination with any business that does not constitute a Competing Business within the Protected Territory, the Employee shall immediately notify the Company of said employment and (i) the compensation earned by the Employee in connection with such subsequent employment shall be applied as an offset to any monies to be paid by the Company during his one year non-competition period under this Agreement and (ii) the Company shall no longer be required to continue to provide to the Employee the benefits contemplated by
Section 4.1 to the extent the Employee is eligible to participate in substantially similar benefits in connection with such subsequent employment.

                  (c) CONFIDENTIALITY; NONDISPARAGEMENT. The Employee hereby agrees that while he is employed by the Company or at any time thereafter he will not, directly or indirectly, disclose, divulge, render, offer or discuss any Confidential Information or Trade Secrets of the Company or any of its Subsidiaries except as may be necessary in the performance of his duties hereunder and in no event shall he make or publish, either orally or in writing, any disparaging, defamatory, derogatory or other negative comments about the Company, its officers, directors or stockholders, products, practices or operations, or the Company's business or financial condition, plans or prospects. The Company hereby agrees that it shall not make or publish, either orally or in writing, any disparaging, defamatory, derogatory or other negative comments about the Employee.

         9. NO RIGHT TO EMPLOYMENT. THE EMPLOYEE AGREES THAT THIS AGREEMENT DOES NOT CREATE AN OBLIGATION ON THE PART OF THE COMPANY, ITS SUBSIDIARIES OR ANY OTHER PERSON TO CONTINUE HIS EMPLOYMENT, NOR DOES IT GIVE RISE TO ANY RIGHT TO OR EXPECTANCY OF EMPLOYMENT WITH THE COMPANY, ITS SUBSIDIARIES OR ANY OTHER PERSON; IT BEING AGREED THAT THE EMPLOYEE IS FOR ALL PURPOSES AN EMPLOYEE AT WILL OF THE COMPANY. In exercising its discretion as to whether or not to terminate the Employee's employment with the Company, the Company shall act only upon the vote of a majority of the Company's Board of Directors (excluding for such purpose the Employee if he shall then be serving on the Company's Board of Directors).

         10. ENFORCEMENT. (a) The Company and the Employee agree that the covenants set forth in this Agreement shall be enforced to the fullest extent permitted by law. Accordingly if, in any judicial or similar proceedings, a court or any similar judicial body shall determine that such covenant is unenforceable because it covers too extensive a geographical area or survives too long a period of time, or for any other reason, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time, and shall otherwise be deemed to be

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limited in such manner, as will permit enforceability by such court or similar body. The Company and the Employee further agree that covenants set forth in this Agreement are reasonable in all the circumstances for the protection of the legitimate interests of the Company and its stockholders. In the event that any one or more of such covenants shall, either taken by itself or themselves together, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the interests of the Company and its stockholders, but would be adjudged reasonable if any particular covenant or covenants or parts thereof were deleted, restricted or limited in a particular manner, then the said covenants shall apply with such deletions, restrictions or limitations, as the case may be.

                  (b) The Company and the Employee each agree that the breach of this agreement by the other will cause irreparable damage to such party and that in the event of such breach such party shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the other's obligations hereunder. The seeking of any such injunction or other equitable relief shall not affect the right of the party seeking the same to seek and obtain damages or other equitable relief on account of any actual or threatened breach of this Agreement by the other party.


         11.      DEFINITIONS.

                  "CAUSE" means any of the following: (a) the Employee's conviction of any crime relating to the Company's business involving dishonesty, fraud, embezzlement, securities laws violations, or theft or a felony of any type (excluding minor acts outside of the Employee's employment with the Company, such as minor traffic violations or minor domestic relations matters); (b) a breach of fiduciary duties to the Company; (c) the Employee's commission of an act of dishonesty with regard to the Company or any of its Subsidiaries; (d) the adjudication of the mental incompetency of the Employee; (e) the Employee's failure to diligently or substantially perform his duties for the Company, which failure continues or ceases to be cured for a period of thirty (30) days after the Company delivers to the Employee written notice identifying the manner in which the Company reasonably believes that the Employee has not substantially, diligently or successfully performed his duties; (f) the Employee's prolonged absence from duty without the consent of the Company other than as a result of illness, injury or death; or (g) any material breach by the Employee of the terms of this Agreement or the Stockholders' Agreement, such breach not being remedied within fifteen (15) days of the Employee receiving written notice of the breach.

                  "COMPETING BUSINESS" means any one or more of the following:
                  (i) internet service provider or provider of other telephone or voice or data services engaged anywhere in the Protected Territory; (ii) any other business in which the Company or any of its Subsidiaries engages at the

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                  time the Employee's employment with the Company terminates for any reason; or (iii) any other business in which the Company or its Subsidiaries actively contemplate engaging (as evidenced by the creation or ongoing development of a written business plan with respect thereto) at the time the Employee's employment with the Company terminates for any reason.

                  "CONFIDENTIAL INFORMATION OR TRADE SECRETS" means any of the trade secrets or confidential information concerning the organization, business, technology or finances of the Company or of any third party that the Company is under an obligation to keep confidential (including, but not limited to, trade secrets or confidential information respecting the Company's or any such third party's inventions, products, designs, specifications, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists projects, plans and proposals).

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

                  "PROTECTED TERRITORY" means the states of New York, New Hampshire, Maine, Massachusetts, Connecticut, Vermont and Rhode Island.

                  "SUBSIDIARY" means any person that the Company now or hereafter shall at the time own, directly or indirectly through any other person, at least a majority of the outstanding capital stock (or other beneficial interest) entitled to vote generally; and the term "Subsidiaries" shall mean all of such persons collectively.

                  "TERMINATION WITHOUT CAUSE" means the Company's termination of the Employee's employment for any reason other than for Cause.

         12. BINDING EFFECT; BENEFITS; ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives. The Employee may not assign his rights or delegate his duties under this Agreement in any manner. In the event of a sale (including, without limitation, the sale of all or substantially all of the Company's assets), merger or other reorganization of the Company in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another Person, the Company may assign its rights and delegate its duties under this Agreement to the entity that results from or survives such sale, merger or other reorganization, and this Agreement shall remain in full force and effect in accordance with its terms following any such assignment and delegation.

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         13. NOTICES. All notices and other communications that are required or permitted hereunder shall be in writing and shall be sufficient if delivered personally or mailed by registered or certified mail, postage prepaid, or delivered by a national, commercial overnight delivery service, to the following addresses or such other address as any party hereto shall have specified by notice in writing to the other party hereto:

                  If to the Employee:

                  To:      Mark Washburn
                           6 Whitetail Lane
                           Sudbury, MA  01776

                  with a copy to:

                  Gary M. Feldman, Esq.
                  Davis, Malm & D'Agostine, P.C.
                  One Boston Place
                  Boston, MA  02108

                  If to the Company:

                           HarvardNET, Inc.
                           One Harbour Place
                           Portsmouth, NH  03801
                           Attention:  Board of Directors

All such notices and communications shall be deemed to have been received on the date of delivery thereof or the fifth business day after the mailing thereof by certified mail, return receipt requested, or the first business day after the delivery thereof by a national, commercial overnight delivery service, whichever is earlier.

         14. ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto which are incorporated herein by this reference, contains the entire agreement between the parties hereto and supersedes all prior agreements and understanding, oral or written, between the parties hereto with respect to the subject matter hereof, including, without limitation, the letter agreement dated August 31, 1998 between the Employee and the Company.

         15. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of the Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver or any subsequent breach.

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         16. SECTION AND OTHER HEADINGS. The section and other headings contained in the Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to control or affect the meaning or construction of any provision of this Agreement.

         17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

         18. CONSENT TO JURISDICTION. The Employee hereby agrees to submit to the nonexclusive jurisdiction of the courts in and of the Commonwealth of Massachusetts and to the courts to which an appeal of the decisions of such courts may be taken and consents that service of process with respect to all courts in and of the Commonwealth of Massachusetts may be made by registered mail to the Employee's address set forth herein.

         19. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, THE STOCKHOLDERS' AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.




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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first set forth above.


HARVARDNET, Inc.:                           Employee:


By:      /s/ William Southworth             /s/ Mark Washburn
         ----------------------             -----------------
         William Southworth,                Mark Washburn
         Chief Executive Officer





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